SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 13, 2009 (August 9, 2009)

DYNEGY INC.

DYNEGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Transaction with LS Power and Affiliates

On August 9, 2009, Dynegy Inc., Dynegy Holdings Inc. (“DHI”), and certain other affiliates (collectively, “Dynegy”), entered into a purchase and sale agreement (the “PSA”) and other agreements with LS Power Partners, L.P. and certain of its affiliates (collectively, “LS Power”).  Concurrent with the execution of the PSA, Dynegy and LS Power entered into: (i) a new shareholder agreement (the “Shareholder Agreement”); (ii) an amendment to LS Power’s existing Registration Rights Agreement (the “Registration Rights Amendment”); and (iii) a note purchase agreement (“Note Purchase Agreement”).

PSA
     The PSA provides that, at closing, Dynegy will (i) sell to LS Power its interests in the entities that own Dynegy’s Arlington Valley, Griffith, Bridgeport, Rocky Road, Tilton, Riverside/Foothills, Bluegrass and Renaissance generating facilities, as well as its interests in the entities that own a portion of and are constructing the Sandy Creek facility, and (ii) close the transactions contemplated by the Note Purchase Agreement, pursuant to which DHI will issue to LS Power $235 million aggregate principal amount of 7.50 percent senior unsecured notes due 2015 (the “Senior Notes”).

In exchange for the ownership interests and the Senior Notes, Dynegy will receive (i) $1.025 billion in cash (including $175 million of cash currently supporting a portion of Dynegy’s equity commitment in connection with the Sandy Creek project and previously reported as restricted on our unaudited condensed consolidated balance sheets), subject to working capital and other adjustments, and (ii) 245 million shares of Dynegy’s Class B common stock (currently held by LS Power), with the remaining 95 million shares of Dynegy’s Class B common stock held by LS Power to be converted at closing to an equivalent number of shares of Dynegy’s Class A common stock.  Immediately following the closing, no shares of Dynegy’s Class B common stock will be outstanding.

The parties have made customary representations and warranties, and the completion of the transaction is conditioned upon obtaining regulatory approval from the Federal Energy Regulatory Commission, the expiration or termination of the Hart-Scott-Rodino waiting period, and the simultaneous closing of the Note Purchase Agreement.  The agreement also includes other customary closing conditions, including the non-occurrence of a material adverse change, the truth at closing of Dynegy’s representations and warranties and the assignment of certain commercial contracts, and contains customary termination rights by both parties.  The information set forth in the PSA attached hereto as Exhibit 2.1 to this Current Report on Form 8-K is incorporated herein by reference.  Assuming all necessary conditions and approvals are satisfied, the transactions contemplated by the PSA are expected to close in the second half of 2009.

Shareholder Agreement
     Concurrent with the execution of the PSA, Dynegy and LS Power entered into a new Shareholder Agreement which provides, among other things, that prior to the closing of the transaction, LS Power will not be entitled or permitted to exercise certain of its rights arising under the shareholder agreement dated September 14, 2006 (the “Original Shareholder Agreement”), including its Qualified Offer rights (as defined therein).  Upon closing of the transaction, the Original Shareholder Agreement, which provides special approval rights, board representation, and certain other rights associated with the currently-existing Class B common stock, will terminate.  The new Shareholder Agreement limits LS Power’s ability to (i) acquire additional shares of Dynegy’s common stock, (ii) transfer its remaining shares of Dynegy’s common stock in a trade that would result in the acquiring party owning more that fifteen percent of the outstanding common stock, and (iii) participate in any solicitation of proxies, form or join voting groups, or otherwise seek to control, advise or influence Dynegy’s board of directors or management.  This “standstill” limitation period extends for thirty months or until any earlier occurrence of a Change of Control (as defined therein). The agreement further limits Dynegy’s ability to issue equity until the earlier of (i) 121 days following the closing of the transaction with LS Power, or (ii) the first date following the closing of a transaction in which LS Power owns, in aggregate, less than 10 percent of Dynegy’s then outstanding Class A common stock.

The information set forth in the Shareholder Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K is incorporated herein by reference.

Registration Rights Amendment
      In addition, on August 9, 2009, the Registration Rights Amendment was executed.  This amendment provides in part that Dynegy will be obligated to undertake up to two underwritten offerings for the benefit of LS Power in each twelve-month period, provided that the aggregate proceeds to be received by LS Power under any such offering must be not less than the lesser of $100 million and the then-current market value of 40 million shares of Dynegy’s Class A common stock.   Dynegy will be able to defer an underwritten offering by LS Power if Dynegy is conducting or about to conduct an underwritten offering of Class A common stock for its own account with aggregate proceeds of in excess of $100 million.  However, Dynegy will not be permitted to exercise its right to defer an underwritten offering by LS Power during the period ending on the earlier of (i) 121 calendar days following the closing of the LS Power transaction and (ii) the first date on which LS Power owns, in aggregate, less than 10 percent of all of Dynegy’s Class A common stock, and thereafter the Company’s deferral right can only be exercised once per calendar year.  The Registration Rights Amendment also provides certain “piggyback” rights for LS Power in connection with future equity offerings Dynegy might conduct, subject to customary underwriter limitations.

The information set forth in the Registration Rights Amendment attached hereto as Exhibit 10.2 to this Current Report on Form 8-K is incorporated herein by reference.

Note Purchase Agreement
      The Note Purchase Agreement sets forth the terms and conditions upon which DHI will issue the Senior Notes to LS Power.  Those terms and conditions will be substantially the same as those of the comparable series of existing DHI senior notes, except for a “catch-up” provision regarding redemption of a percentage of each Senior Note on the fifth anniversary of the closing date.  The Note Purchase Agreement requires DHI to provide specified materials and support with respect to resales of the Senior Notes, including up to two underwritten offerings and up to three “dribble out” resales of not less than $25 million in principal amount of Senior Notes.  The Note Purchase Agreement also requires DHI and the purchaser of the Senior Notes to enter into a registration rights agreement, which will require DHI to file a registration statement to effect an exchange offer of the Senior Notes for notes having the same terms but which are not subject to transfer restrictions.  In certain circumstances, DHI is obligated to file a shelf registration statement covering resales of the Senior Notes.  The Note Purchase Agreement, the closing of which is a condition to the closing of the PSA transactions, contains usual and customary representations and warranties and conditions to closing, including the absence of any material adverse change with respect to DHI and the truth at closing of DHI’s representations and warranties.

The information set forth in the Note Purchase Agreement attached hereto as Exhibit 10.3 to this Current Report on Form 8-K is incorporated herein by reference.

All of the foregoing summaries of the transaction and documents are qualified in their entirety by reference to the text of the PSA, Shareholder Agreement, Registration Rights Amendment and Note Purchase Agreement.

Material Relationships
      Dynegy has a number of material relationships with LS Power and its affiliates, all of which are described in Dynegy’s Form 10-K for the year ended December 31, 2008, which description is hereby incorporated by reference into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above regarding the Shareholder Agreement and the Note Purchase Agreement and in Exhibits 10.1 and 10.3 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
   No.                     Document

**2.1 10.1	Purchase and Sale Agreement, dated August 9, 2009 Shareholder Agreement between Dynegy Inc. and LS Power and its affiliates, dated August 9,
2009.

10.2	Amendment No. 1 to the Registration Rights Agreement dated September 14, 2006 by and between Dynegy Inc. and LS Power and affiliates, dated August 9, 2009.
10.3	Note Purchase Agreement by and between Dynegy Holdings Inc. and Adio Bond, LLC, dated August 9, 2009.

**  Pursuant to Item 6.01(b)(2) of Regulation S-K exhibits and schedules are ommitted.  Dynegy agrees to furnish supplementally a copy of any ommitted schedule or exhibit to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: August 13, 2009	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: August 13, 2009	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit

   No.                    Document

**2.1 10.1	Purchase and Sale Agreement, dated August 9, 2009. Shareholder Agreement between Dynegy Inc. and LS Power and its affiliates, dated August 9,
2009.

10.2	Amendment No. 1 to the Registration Rights Agreement dated September 14, 2006 by and between Dynegy Inc. and LS Power and affiliates, dated August 9, 2009.
10.3	Note Purchase Agreement by and between Dynegy Holdings Inc. and Adio Bond, LLC, dated August 9, 2009.

**  Pursuant to Item 6.01(b)(2) of Regulation S-K exhibits and schedules are ommitted.  Dynegy agrees to furnish supplementally a copy of any ommitted schedule or exhibit to the Commission upon request.